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                                                                  EXHIBIT 5

                          WARNER NORCROSS & JUDD LLP
                               ATTORNEYS AT LAW
                            900 OLD KENT BUILDING
                            111 LYON STREET, N.W.
                      GRAND RAPIDS, MICHIGAN 49503-2489

                           TELEPHONE (616) 752-2000
                              FAX (616) 752-2500


                               October 26, 1995


Wolverine World Wide, Inc.
9341 Courtland Drive, NE
Rockford, MI  49351

   Re:  Registration Statement on Form S-3
        1,610,000 shares of Common Stock

Gentlemen:

        We are counsel to Wolverine World Wide, Inc. (the "Company") in connection with registration under the Securities Act of 1933, as amended, (the "Securities Act") pursuant to a registration statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") on or about October 26, 1995.

        We are familiar with the proceedings taken by the Company in connection with the authorization of up to 1,610,000 shares of Common Stock, $1 par value (the "Common Stock"). We have examined such documents, records and matters of law as we have deemed necessary for purposes of this opinion. In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such copies.

        Based upon the foregoing, we are of the opinion that the Common Stock will be, when duly registered under the Securities Act and sold, issued and delivered as described in the Registration Statement, legally issued, fully paid and non-assessable.

        We consent to the filing of this opinion as an exhibit to the Registration Statement and to reference to us under the caption "LEGAL MATTERS" in the prospectus comprising a part of the Registration Statement.

        This opinion is rendered for the purposes of Item 16 of Form S-3 and
Item 601 of Regulation S-K, may be relied upon only by you and the Commission, and may not be used, quoted or referred to and/or filed for any other purpose without our prior written permission.

                                                  WARNER, NORCROSS & JUDD LLP


                                                     --------------------
                                                  By Gordon R. Lewis,
                                                     a partner